PROMISSORY NOTE

$50,000.00                                              Date: September 15, 1997

For value received, the undersigned Bioxide Corporation ("the Promisor") promises to pay to the order of IMG, LLC, (the "Payee"), at 380 S. 200 West #4, Farmington, UT 84025, (or at such other place as the Payee may designate in writing) the sum of $50,000.00 with interest from September 15, 1997, on the unpaid principal at the rate of 10.00% per annum.

The unpaid principal and accrued interest shall be payable in full on February 15, 1998 (the "Due Date").

If the Promisor does not repay this Note on or before its due date, then the Payee may convert the unpaid debt into common stock at the rate of $1.00 per share.

If the Payee obtains common shares of Bioxide Corporation as contemplated by the paragraph above, the Payee will hold such shares for investment purposes only and not with view to any distribution thereof. The Promisor may imprint a restrictions legend on the certificate representing such shares and appropriate stop transfer instructions with the transfer.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note shall be construed in accordance with the laws of the State of Utah.


Signed this 26th day of September, 1997, at Bountiful, Utah.


Promisor
Bioxide Corporation


By:     /s/ Dale G. Karren
        Dale G. Karren
         President